UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

STANDARD AVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-34893	27-3100949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania, 15146

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 856-0363

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	STND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 28, 2021, Standard AVB Financial Corp. (the “Company”) completed its previously announced merger with Dollar Mutual Bancorp (“Dollar”), a mutual holding company, pursuant to the Agreement and Plan of Merger, dated as of September 24, 2020 (the “Merger Agreement”), by and among Dollar, Dollar Acquisition Sub, Inc. (“Merger Sub”) and the Company, pursuant to which Merger Sub, a wholly owned subsidiary of Dollar, merged with and into the Company, with the Company as the surviving corporation (the “Merger”). Immediately following the Merger, the Company was merged with and into Dollar, with Dollar continuing as the surviving corporation. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Company common stock, except for shares held by (i) the Company or Dollar (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and (ii) shares remitted to the Company prior to the effective time of the Merger for repayment of a loan made to Standard Bank’s Employee Stock Ownership Plan, were converted into the right to receive from Dollar $33.00 in cash, without interest (the “Merger Consideration”). In addition, each share of unvested Company restricted stock fully vested and was converted into the right to receive the Merger Consideration. Each outstanding stock option for Company common stock, whether vested or unvested, was cancelled and converted into the right to receive a cash payment equal to (i) the number of Company shares subject to the option, times (ii) the difference between the Merger Consideration and the per share exercise price of the stock option.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 25, 2020, which is incorporated into this Item 2.01 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the Nasdaq Stock Market (“Nasdaq”) that the Merger was expected to close on May 28, 2021 and requested that trading in the Company common stock be suspended and that the Company common stock be withdrawn from quotation on Nasdaq as of close of business on May 28, 2021. Upon the consummation of the Merger and the final approval by Nasdaq, the Company common stock will no longer be traded on Nasdaq, and price quotations with respect to the Company common stock in the public market will no longer be available. The Company has also requested that Nasdaq file a notification of removal from listing of the Company common stock on Form 25 with the SEC.

The Company intends to file with the SEC a certification on Form 15 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), to request the termination of the registration of the Company common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as possible.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to the Rights of Security Holders.

As a result of the Merger, each holder of the Company common stock ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration as set forth in the Merger Agreement.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

Upon completion of the Merger, Merger Sub merged with and into the Company, with the Company as the surviving corporation.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon completion of the Merger, the Company’s directors and executive officers ceased serving in such capacities.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the effective time of the Merger, the Articles of Incorporation and the Bylaws of the Company ceased to be in effect by operation of law and the organizational documents of Merger Sub became the Articles of Incorporation and Bylaws of the surviving corporation in accordance with the terms of the Merger Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 24, 2020, by and among Dollar Mutual Bancorp, Standard AVB Financial Corp., and Dollar Acquisition Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to Standard AVB Financial Corp.’s Current Report on Form 8-K filed on September 25, 2020)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AVB FINANCIAL CORP. (Registrant)

Date: May 28, 2021	By:	/s/ Andrew W. Hasley
Andrew W. Hasley
President and Chief Executive Officer